CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 24 to Form N-1A Registration Statement of Money Market Obligations Trust of our report dated September 25, 1998, on the financial statements of Government Obligations Fund, Prime Obligations Fund, Treasury Obligations Fund, Tax-Free Obligations Fund, Government Obligations Tax-Managed Fund, and Automated Cash Management Trust as of July 31, 1998, included in or made a part of this registration statement.






		ARTHUR ANDERSEN LLP






Pittsburgh, Pennsylvania,
   September 25, 1998